                                EMPLOYMENT AGREEMENT

              THIS AGREEMENT, made and entered as of this 12th day of June, 1996 ("Effective Date"), by and between Virtual Open Network Environment Corporation, a Delaware corporation with its principal executive offices at 1803 Research Boulevard, Suite 305, Rockville, Maryland 20850 ("Company"), and James F. Chen, an individual residing at 9924 Hall Road, Potomac, Maryland 20854 ("Executive");

              WHEREAS, the Company wishes to assure itself of the services of Executive for the period provided in this Agreement, and Executive is willing to serve in the employ of the Company on a full-time basis for said period;

              WHEREAS, the Company and Executive desire to set forth the amounts payable and benefits to be provided by the Company to Executive in the event of a termination of Executive's employment with the Company under the circumstances set forth herein, including after the happening of a Change in Control (as defined herein); and

              WHEREAS, the parties intend that the provisions of this Agreement shall be in lieu of Executive's right to make any claim or demand with respect to any presently existing or prospectively adopted severance policy of the Company;

              NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:

              1. Employment. The Company agrees to continue Executive in its employ, and Executive agrees to remain in the employ of the Company, for the period stated in Section 3 hereof and upon the other terms and conditions herein provided.

              2.      Position and Responsibilities.
                      -----------------------------

              (a) The Company employs Executive, and Executive agrees to serve, as President and Chief Executive Officer of the Company on the conditions hereinafter set forth. Executive agrees to perform such services consistent with his position as President and Chief Executive Officer as shall from time to time be assigned to him by the Company's Board of Directors ("Board") or by an executive designated by the Board.

              (b) If the Company appoints, or consents to the appointment of, Executive to serve as an executive officer and/or director of any present or future subsidiary or affiliate of the Company, Executive agrees to serve as an officer and/or director of such subsidiary or affiliate without any diminution of his duties or increase in his remuneration under this Agreement. For the purposes of this Agreement, the term "subsidiary" means any organization that is controlled by the Company and the term "affiliate" means any organization that is under common control with the Company.

              3.      Term and Duties.
                      ---------------

              (a) Term of Employment. The period of Executive's employment under this Agreement with the Company (i) shall be deemed to have commenced as of the Effective Date, and (ii) shall continue for a period of twenty-four (24) full calendar months thereafter and any extensions thereafter, unless this Agreement is earlier terminated in accordance with the terms hereof. The period of employment shall automatically be extended without further action by the respective parties as of June 12, 1997 and each succeeding June 12 for the twenty-four (24) month period beginning on June 12, 1997 and each June 12 thereafter, unless either party shall have served written notice upon the other prior to June 12, 1997 or prior to June 12 of each succeeding year, as the case may be, of his or its intention that this Agreement shall terminate at the end of the twenty-four (24) month period that begins with the June 12 following such date of written notice.

              (b) Duties. During the period of his employment hereunder by the Company and except for illness, reasonable vacation periods having an aggregate duration of not less than that provided pursuant to the Company's practices in effect on the Effective Date, and reasonable leaves of absence, Executive shall devote all his business time, attention, skill, and efforts to the faithful performance of his duties hereunder.

              (c) Headquarters Location. The Company agrees to maintain Executive's offices within Montgomery County in the State of Maryland ("Base Employment Area").

              4.      Compensation and Reimbursement of Expenses.
                      ------------------------------------------

              (a)     Compensation.
                      ------------

                      (i) For all services rendered by Executive in any capacity during his employment under this Agreement (including, without limitation, services as an executive, officer, or director of the Company, or any subsidiary or affiliate of the Company, or as a member of any committee of the Board of Directors of the Company or any subsidiary or affiliate of the Company), the Company shall pay Executive as compensation (A) an annual salary ("Base Salary") and (B) such bonus for such period, if any, as may be awarded to Executive from time to time by the Board or by a committee designated by the Board. Effective the Effective Date and until adjusted in accordance with the provisions hereof, Base Salary shall be paid at the rate of not less than $125,000 per year. Such bonus shall be based on results of operations, special contributions made by Executive, seniority, competitive conditions in the Company's industry, and

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              such other factors as the Board (or a committee or
              committees designated by the Board) shall consider relevant.

                      (ii)      Such salary shall be payable in
              accordance with the customary payroll practices of the Company, but in no event less frequently than monthly, and any such bonus shall be payable in the manner specified by the Board, or committee of the Board, at the time any such bonus is awarded.

                      (iii) Executive's Base Salary shall be reviewed
              promptly following the completion of the Company's initial public offering and thereafter at least annually. Such review shall be conducted by the Board or a committee designated by the Board. As a result of such review, the Board or committee may, in its discretion, increase (to reflect Executive's performance, duties, and responsibilities and to maintain a compensation level comparable to that of similarly situated executives in the Company's industry), but not decrease, Executive's Base Salary then in effect; provided, however, that the Board or such committee may, in its discretion and without Executive's consent, proportionally reduce Executive's Base Salary if, at the same time, it reduces the salaries of all the Company's executive officers; provided further, however, that in no event shall Executive's Base Salary be reduced below $125,000 per year without Executive's consent. After any adjustment following the Company's initial public offering, the Board or committee may not increase Executive's Base Salary for any one year by an amount greater than 50% of Executive's then Base Salary.

                      (iv) Executive shall not be entitled to receive any fees for service as a director, officer, or employee of any subsidiary or affiliate of the Company.

              (b) Reimbursement of Expenses. The Company shall pay or reimburse Executive, in accordance with such policies and procedures as the Board may establish from time to time, for all reasonable travel and other expenses incurred by Executive in the performance of his obligations under this Agreement.

              5. Participation in Benefit Plans. The payments provided for in this Agreement, except where specifically provided otherwise, are in addition to any other benefits to which Executive may be, or may become, entitled under any of the Company's group hospitalization, health, dental care, and/or sick-leave plans; life, other insurance and/or death benefit plans; travel and/or accident insurance plans; deferred compensation plans; capital accumulation programs; restricted and/or stock purchase plans; stock option plans; retirement income and/or pension

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     plans; supplemental pension plans; excess benefit plans; short- and long-
     term disability programs; and other present and future group employee benefit plans and programs for which Company executives are or shall become eligible. Executive shall be eligible to receive, during the period of his employment under this Agreement and during any subsequent period for which he shall be entitled to receive payments from the Company under Section 6, all of the foregoing benefits and emoluments for which executives are eligible under every such plan and program to the extent permissible under the general terms and provisions of such plans and programs and in accordance with the provisions thereof. Nothing contained in this Agreement shall prevent the Board from amending or otherwise altering any such plan, program, or arrangement as long as such amendment or alteration equitably affects all the Company's executive officers (of the level of vice president or above).

              6. Termination of Employment. Executive's employment under this Agreement may be terminated by the Company or Executive as follows:

              (a)     Disability.

                      (i) If Executive fails to perform his duties under this Agreement on account of Disability (as hereinafter defined), the Company may give notice to Executive to terminate this Agreement on a date not less than thirty (30) days thereafter ("Notice Period") and, if Executive has not resumed full performance of his duties under this Agreement within such Notice Period, then Executive's employment under this Agreement will terminate on the date provided in the notice ("Disability Termination Date").

                      (ii)  During any period of Disability, the
              Company shall maintain and pay for health insurance benefits for Executive at least equal to those he had at the commencement of such Disability.

                      (iii)  As used in this Agreement, the term
              "Disability" shall mean the complete inability of Executive to perform his duties under this Agreement by reason of his total and permanent disability, as determined by an independent physician selected with the approval of the Board and Executive.

              (b) Death. If Executive dies while employed under this Agreement, his employment under this Agreement will terminate as of the date of his death ("Date of Death"). Within thirty (30) days after the Date of Death, the Company shall pay to Executive's legal representative Executive's Base Salary as then in effect that has accrued to the last day of the month in which the Date of Death occurs.

              (c)     Termination by Executive.  In the event that
     (i) Executive terminates his employment with the Company (other than

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     because of his death) within two (2) years following a Change in Control
     (as hereinafter defined), (ii) the Company terminates Executive's employment for any reason (other than because of death, Disability, or "just cause" (as hereinafter defined)) within two (2) years following a Change in Control, (iii) Executive terminates his employment with the Company because of the Company's material breach of this Agreement, (iv) Executive's Base Salary, as in effect on the Effective Date or as the same may be increased from time to time, is reduced unless such reduction is permitted by this Agreement, or (v) the Company's principal executive offices are relocated to a location outside the Base Employment Area or the Company requires Executive to be based anywhere other than the Company's principal executive offices (except for required travel on the Company's business), then the Company shall pay Executive within ten (10) days following the date his employment with the Company is so terminated ("Executive Termination Date") as severance pay a lump sum payment equal to the sum of (A) the aggregate amount of the future Base Salary payments Executive would have received if he continued in the employ of the Company until twenty-four (24) months (thirty-six (36) months if an event described in clauses (i) or (ii) of this Section 6(c) occurs) following the Executive Termination Date and (B) Executive's projected bonus for the year in which the Executive Termination Date occurs, which shall be computed assuming that Executive had remained in the Company's employ until the end of that year and that all performance goals or other performance measures have been met at the then current level for the remainder of that year. The payment required by clause (A) shall be calculated at the highest rate of Base Salary paid to Executive at any time under this Agreement with such payments discounted to present value at a discount rate equal to one percent (1%) above the per annum one-year Treasury Bill rate, as published in the Eastern Edition of the Wall Street Journal, on the Executive Termination Date (or the next preceding date on which such rate is published), applied to each such future payment from the time it would have become payable to the date Executive receives payment. No termination of employment pursuant to this Section 6(c) shall operate to prohibit Executive from negotiating and entering into a new employment contract with the Company or such entity as survives the Change in Control.

              (d) Retirement. Executive shall be entitled to terminate his employment with the Company on, or at any date after, a date on which he is at least sixty-five (65) years old. Any date on which Executive elects to retire shall be referred to as the "Retirement Termination Date." The Company shall pay to Executive his Base Salary as then in effect that has accrued to the last day of the month in which the Retirement Termination Date occurs.

              (e)     Termination By The Company For Just Cause.
                      -----------------------------------------

                      (i)  The Company may terminate Executive's
              employment for "just cause" at any time by giving written notice thereof to Executive. (Except as provided below, the date of such notice is the "Just Cause Termination

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              Date" unless otherwise provided in the notice).  Within
              thirty (30) days after the Just Cause Termination Date, the Company shall pay to Executive his Base Salary as then in effect that has accrued to the Just Cause Termination Date. For the purposes of this subparagraph, "just cause" shall mean termination because of Executive's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or material breach of any provision of this Agreement. Unless otherwise determined by the Board, Executive shall have no right to receive compensation or other benefits under this Agreement after a termination for just cause.

                      (ii) Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for just cause pursuant to this Section 6(e) unless and until he shall have received a copy of a resolution duly adopted by the affirmative vote of a majority of the Board, at a meeting held for that purpose, declaring that in the good faith opinion of the Board one or more of the conditions set forth in clause (i) of this Section 6(e) has occurred and specifying the particulars thereof.

              7. Change in Control. For purposes of this Agreement, a "Change in Control" shall mean the occurrence, after the Effective Date, of any of the following events, directly or indirectly or in one or more series of transactions:

                      (i) A consolidation or merger of the Company with any third party (which includes a single person or entity or a group of persons or entities acting in concert) not wholly owned directly or indirectly by the Company (a "Third Party"), unless the Company is the entity surviving such merger or consolidation;

                      (ii) A transfer of all or substantially all of the assets of the Company to a Third Party or a complete liquidation or dissolution of the Company;

                      (iii) A Third Party (other than James F. Chen and his affiliates), directly or indirectly, through one or more subsidiaries or transactions or acting in concert with one or more persons or entities:

                               (A)     acquires beneficial
                      ownership of more than 20% of the
                      classes of stock of the Company entitled to vote generally in the election of

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                      directors of the Company ("Voting
                      Stock");

                               (B)  acquires irrevocable
                      proxies representing more than 20% of
                      the Voting Stock;

                               (C) acquires any combination of
                      beneficial ownership of Voting Stock and irrevocable proxies representing more than 20% of the Voting Stock;

                               (D)  acquires the ability to
                      control in any manner the election of a
                      majority of the directors of the
                      Company; or

                               (E)  acquires the ability to
                      directly or indirectly exercise a
                      controlling influence over the
                      management or policies of the Company;

                      (iv) any election has occurred of persons to the Board that causes a majority of the Board to consist of persons other than (A) persons who were members of the Board on the Effective Date and/or (B) persons who were nominated for election as members of the Board by the Board (or a committee of the Board) at a time when the majority of the Board (or of such committee) consisted of persons who were members of the Board on the Effective Date; provided, however, that any persons nominated for election by the Board (or a committee of the Board), a majority of whom are persons described in clauses (A) and/or (B), or are persons who were themselves nominated by such Board (or a committee of such Board), shall for this purpose be deemed to have been nominated by a Board composed of persons described in clause (A); or

                      (v) A determination is made by the Securities and Exchange Commission ("SEC") or any similar agency having regulatory control over the Company that a change in control, as defined in the securities laws or regulations then applicable to the Company, has occurred.

     Notwithstanding any provision contained herein, a Change in Control shall not include any of the above described events if they are the result of a Third Party's inadvertently acquiring beneficial ownership or irrevocable proxies or a combination of both for 20% or more of the Voting Stock, and the Third Party as promptly as practicable thereafter divests itself of beneficial ownership or irrevocable proxies for a sufficient number of shares so that the Third Party no longer has beneficial ownership or

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     irrevocable proxies or a combination of both for 20% or more of the Voting
     Stock.

              8.      Excise Tax.
                      ----------

              (a) Excess Parachute Payment. Notwithstanding anything to the contrary in this Agreement, if tax counsel selected by the Company and acceptable to Executive determines that any portion of any payment by the Company to Executive under this Agreement or otherwise would constitute an "excess parachute payment," then the payments to be made to Executive by the Company shall be reduced such that the value of the aggregate payments that Executive is entitled to receive under this Agreement and any other agreement, plan or program of the Company shall be one dollar ($1.00) less than the maximum amount of payments that Executive may receive without becoming subject to the tax imposed by Section 4999 of the Code; provided, however, that the foregoing limitation shall not apply in the event that such tax counsel determines that the benefits to Executive on an after-tax basis (i.e., after federal, state, and local income and excise taxes) if such limitation is not applied would exceed the after-tax benefits to Executive if such limitation is applied.

              (b) The Company Not Responsible for Excise Tax. If the Internal Revenue Service assesses an excise tax against Executive pursuant to Sections 280G and 4999 of the Code, the Company shall be under no obligation to Executive with respect to the amount of (i) the excise tax or (ii) any additional federal income tax due from and payable by Executive as the result of his receipt of any payment hereunder or otherwise.

              9. Covenant Not to Compete. Executive covenants and agrees that, in consideration of the amounts to be paid Executive hereunder and other good and valuable consideration, for a period of two (2) years beyond the Retirement Termination Date or the Just Cause Termination Date (each a "Termination Date"), Executive shall not be employed as an executive officer of, control, manage, or otherwise participate in the management of the business of a "significant competitor" of the Company. The term "significant competitor" shall mean any company or division of a company that, on the date of its employment of Executive, derives more than 50% of its gross revenues from network security products and/or services, or a company that owns or controls a majority of the voting securities of any such company. The Company and Executive agree that the terms and conditions of this Section 9 shall survive the termination of this Agreement following the Termination Date.

              10.     Confidential Information.
                      ------------------------

              (a) Executive shall not, directly or indirectly, during the term of his employment hereunder and at any time after a termination of his employment for any reason, to the detriment of the Company, knowingly divulge, disclose, disseminate, publish, reveal or otherwise communicate

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     to any unauthorized person any Confidential Information relating to the
     Company, the Company's subsidiaries or affiliates, or to any of the businesses operated by any of them.

              (b) Executive confirms that Confidential Information constitutes the exclusive property of the Company and the Company's subsidiaries and affiliates. Upon a termination of his employment hereunder, Executive will promptly return to the Company all Materials (whether prepared by Executive or others) containing, constituting, embodying or illustrating Confidential Information, and all other property of the Company or of the Company's subsidiaries and affiliates then in his possession or custody.

              (c) As used in this Section 10 the following terms shall have the following meanings:

                      (i) the term "Confidential Information" means information disclosed to Executive or known to Executive as a consequence of or through his employment by the Company and not generally known in the Company's industry. Such information includes, but is not limited to, information relating to the Company's products, research, development, accounting, finances, marketing, merchandising and selling, and specifically includes future business plans, client lists, lists of current and prospective employees and consultants, potential acquisition candidates, and training and operating methods and techniques. The term "Confidential Information" does not include information that (A) at the time it was received by Executive was generally available to the public; (B) prior to its use by Executive, becomes generally available to the public through no act or failure of Executive; or (C) is received by Executive from a person who is not a party to this Agreement and who is not under an obligation of confidence with respect to such information.

                      (ii) "Materials" includes, but is not limited to, books, notebooks, documents, records, photographs, films, video tapes, audio tape recordings, computer disks, diskettes or other electronic or optical storage media, software and support materials, and similar or other materials.

              (d) Executive shall not otherwise knowingly act or conduct himself (i) to the material detriment of the Company or the Company's subsidiaries or affiliates, or (ii) in a manner that is inimical or contrary to the interests thereof.

              (e) The Company and Executive agree that the provisions of this Section 10 shall survive the termination of this Agreement for any reason whatsoever; provided, however, that this Section 10 shall become

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     immediately inoperative and Executive shall no longer be bound by it in the event that Executive's employment with the Company is terminated following a Change in Control.

              11.     General Provisions.
                      ------------------

              (a) Entire Agreement. This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Company and Executive.

              (b) Consolidation, Merger, or Sale of Assets. Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation or corporations; provided, however, that such consolidation, merger or transfer shall not affect Executive's rights under Section 6(c) hereof. Upon such a consolidation, merger, or transfer of assets and assumption, the term "the Company," as used herein, shall mean such other corporation or corporations, and this Agreement shall continue in full force and effect and such other corporation or corporations shall be liable for all payments to Executive under the Agreement.

              (c) No Duty to Mitigate. Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall any amounts received from other employment or otherwise by Executive offset in any manner the obligations of the Company hereunder.

              (d) Nonassignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof is assignable by Executive, his beneficiaries, or legal representatives without the Company's prior written consent; provided, however, that nothing in this Section 11(d) shall preclude (i) Executive from designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of Executive or his estate from assigning any rights hereunder to the person or persons entitled thereto.

              (e) No Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or the execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

              (f) General Creditor. All payments required hereunder shall be made from the Company's general assets and Executive shall have no rights greater than the rights of a general creditor of the Company.

              (g) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and

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     shall be deemed to have been duly given if delivered personally or sent by certified mail, return receipt requested, first-class postage prepaid, to the parties to this Agreement at the following addresses:

                      (i)      if to the Company at:

                               Virtual Open Network Environment Corporation
                               1803 Research Boulevard
                               Suite 305
                               Rockville, Maryland  20850
                               Attention: Chief Financial Officer

                               and

                      (ii)     if to Executive at the address
                               set forth at the end of this
                               Agreement

     or to such other address as either party to this Agreement shall have last designated by notice to the other party. All such notices and communications shall be deemed to have been received on the earlier of the date of receipt or the third business day after the date of mailing thereof.

              (h) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person, other than the parties to this Agreement or their respective successors or permitted assigns, any legal or equitable right, remedy, or claim under or in respect of any agreement or any provision contained herein.

              (i) Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in accordance with the then existing Commercial Arbitration Rules of the American Arbitration Association ("AAA").

                      (i) The matter shall be heard and decided, and award rendered, by a panel of three (3) arbitrators ("Arbitration Panel"). The Company and Executive shall each select one (1) arbitrator from the AAA National Panel of Commercial Arbitrators ("Commercial Panel") and the AAA shall elect a third arbitrator from the Commercial Panel. The award rendered by the Arbitration Panel shall be final and binding as between the parties hereto and their heirs, executors, administrators, successors, and assigns. Judgment on the award may be entered by any court having jurisdiction thereof.

                      (ii)  The parties irrevocably consent to the
              jurisdiction of the Federal and state courts located in

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              the State of Maryland for this purpose.  Each such
              arbitration proceeding shall be located in Maryland.

                      (iii) The arbitrators may, in the course of the proceedings, order any provisional remedy or conservatory measure (including, without limitation, attachment, preliminary injunction, or the deposit of specified security) that the arbitrators consider to be necessary, just, and equitable. The failure of a party to comply with such an interim order may, after due notice and opportunity to cure such noncompliance, be treated by the arbitrators as a default, and some or all of the claims or defenses of the defaulting party may be stricken and partial or final award entered against such party, or the arbitrators may impose such lesser sanctions as the arbitrators may deem appropriate. A request for interim or provisional relief by a party to a court shall not be deemed incompatible with the agreement to arbitrate or a waiver of that agreement.

                      (iv) The parties acknowledge that any remedy at law for breach of this Agreement may be inadequate, and that, in the event of a breach of Sections 9 and 10 by Executive, any remedy at law would be inadequate in that any such breach would cause irreparable competitive harm to the Company. Consequently, in addition to any other relief that may be available, the arbitrators may also order temporary and permanent injunctive relief, including, without limitation, specific performance, without the necessity of the prevailing party proving actual damages and without regard to the adequacy of any remedy at law.

                      (v) In the event Executive is the prevailing party in such arbitration, then Executive shall be entitled to reimbursement by the Company for all reasonable legal and other professional fees and expenses incurred by him in such arbitration or in enforcing the award, including reasonable attorneys' fees.

              (j) Waiver. Either party hereto may by written notice to the other (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (ii) waive compliance with any of the conditions or covenants of the other contained in this Agreement; and (iii) waive or modify performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant, or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver

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     of any preceding or succeeding breach, and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise that right or privilege at any subsequent time or times hereunder.

              (k) Amendment. This Agreement may be terminated, amended, modified, or supplemented only by a written instrument executed by Executive and the Company.

              (l) Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Maryland, regardless of the law that might be applied under principles of conflict of laws; provided, however, that any arbitration under Section 11(i) hereof shall be conducted in accordance with the United States Arbitration Act as then in force.

              (m) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

              (n) Withholding of Taxes. The Company may withhold from amounts required to be paid to Executive hereunder any applicable federal, state, local, and other taxes with respect thereto; provided, however, that the Company shall promptly pay over the amounts so withheld to the appropriate taxing bodies and provide to Executive appropriate statements on forms proscribed for such purposes on the amounts so withheld.

              (o) Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall, to the full extent consistent with law, continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

              (p) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.











                                        - 13 -
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              IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its seal to be affixed hereunto by its officers thereunto duly authorized, and Executive has signed this Agreement, all as of the Effective Date.

     ATTEST:                           VIRTUAL OPEN NETWORK ENVIRONMENT
                                       CORPORATION


                                       By:  /s/ Ban Leong Eap
     ---------------------------          -----------------------------
     (Corporate Seal)

     WITNESS:                       EXECUTIVE:


       /s/ illigible                /s/ James F. Chen
     ---------------------------    --------------------------------
                                    James F. Chen


































                                        - 14 -
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